Exhibit (g)(7)

GRANTED

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

RONALD WHALEY, Individually and On	)
Behalf of All Others Similarly Situated,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 7038-VCG
)
MICHAEL BRAUSER, MICHAEL KATZ,	)
FRANK COTRONEO, BRETT CRAVATT,	)
DAVE HILLS, BARRY HONIG, MICHAEL	)
MATHEWS, BILL WISE, INTERCLICK,	)
INC., YAHOO! INC., AND INNSBRUCK	)
ACQUISITION CORP.,	)
)
Defendants.	)
)
DAVID LIEBERMAN, Individually and	)
On Behalf of All Others Similarly Situated,	)
)
Plaintiff,	)
	)	C.A. No. 7039-VCG
v.	)
)
INTERCLICK, INC., MICHAEL BRAUSER,	)
MICHAEL KATZ, FRANK COTRONEO,	)
BRETT CRAVATT, DAVE HILLS, BARRY	)
HONIG, MICHAEL MATHEWS, BILL	)
WISE, YAHOO! INC., AND INNSBRUCK	)
ACQUISITION CORP.,	)
)
Defendants.	)

[PROPOSED] ORDER OF CONSOLIDATION

AND APPOINTMENT OF CO-LEAD COUNSEL

It appearing that the above-captioned actions involve the same subject matter, and that the administration of justice would be best served by consolidating the actions,

IT IS HEREBY ORDERED this      day of November, 2011:

1. The above-captioned actions shall be consolidated for all purposes and are referred to herein as the “Consolidated Action.”

2. Hereafter, papers need only be filed in Civil Action No. 7038-VCG.

3. The consolidated case caption shall be:

IN RE INTERCLICK, INC.	)	CONSOLIDATED
SHAREHOLDERS LITIGATION	)	C.A. No. 7038-VCG

4. The law firms of GLANCY BINKOW & GOLDBERG LLP, 1801 Avenue of the Stars, Suite 311, Los Angeles, California 90067 and HARWOOD FEFFER LLP, 488 Madison Avenue, New York, New York 10022 are hereby appointed as Co-Lead Counsel for Plaintiffs.

5. The law firm of RIGRODSKY & LONG, P.A., 919 North Market Street, Suite 980, Wilmington, Delaware 19801 is hereby designated as Liaison Counsel for Plaintiffs.

6. All documents previously filed to date in any of the cases consolidated herein are deemed a part of the record in the Consolidated Action. The Amended Verified Class Action Complaint filed in C.A. No. 7038-VCG shall be designated as operative, and defendants need not respond to any of the complaints currently pending in the other constituent actions.

7. Co-Lead Counsel for Plaintiffs shall set policy for plaintiffs for the prosecution of this litigation, ensure that there is no duplication of effort or unnecessary expense, coordinate on behalf of plaintiffs the initiation and conduct of discovery proceedings, provide direction, supervision and coordination of all activities of plaintiffs’ counsel and have the authority to negotiate a settlement, subject to approval of plaintiffs and the Court. Any agreement reached between counsel for defendants and Co-Lead Counsel for Plaintiffs shall be binding on the other Co-Lead Counsel, Liaison Counsel, and plaintiffs.

8. Co-Lead Counsel for Plaintiffs shall assume the following powers and responsibilities:

a. coordinate and direct the preparation of pleadings;

b. coordinate and direct the briefing and argument of motions;

c. coordinate and direct the conduct of discovery and other pretrial proceedings;

d. coordinate and direct class certification proceedings;

e. coordinate the selection of counsel to act as the plaintiffs’ spokesperson at pretrial conferences;

f. call meetings of plaintiffs’ counsel as they deem necessary and appropriate from time to time;

g. conduct any and all settlement negotiations with counsel for the defendants;

h. coordinate and direct the preparation for trial and trial of this matter, and delegate work responsibilities to selected counsel as may be required; and

i. coordinate and direct any other matters concerning the prosecution or resolution of the Consolidated Action.

9. Co-Lead Counsel for Plaintiffs shall be responsible for coordinating all activities and appearances on behalf of plaintiffs and for the dissemination of notices and orders of this Court, as well as for communications to and from this Court. No motion, request for discovery or other pretrial or trial proceedings shall be initiated or filed by any plaintiffs except through Co-Lead Counsel for Plaintiffs.

10. When a case which properly belongs as part of the Consolidated Action is hereafter filed in the Court or transferred here from another court, this Court requests the assistance of counsel in calling to the attention of the Court the filing or transfer of any case which might properly be consolidated as part of the Consolidated Action, and counsel are to assist in assuring that counsel in subsequent actions receive notice of this Order.

Vice Chancellor

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Multi-case

File & Serve Transaction ID:	40991446

Current Date:	Nov 23, 2011

Case Number:	Multi-case

Case Name:	Multi-case
/s/ Judge Sam Glasscock